Exhibit 99.1

FOR IMMEDIATE RELEASE

SIRIUSXM ANNOUNCES EXPIRATION AND RESULTS OF REPURCHASE OFFER WITH RESPECT TO PANDORA MEDIA’S CONVERTIBLE NOTES DUE 2020

NEW YORK – March 15, 2019 – Sirius XM Holdings Inc. (NASDAQ: SIRI) today announced the expiration of the previously announced offer (the “Repurchase Offer”) by Pandora Media, LLC, its wholly owned subsidiary, to repurchase for cash any and all of its $152,051,000 outstanding 1.75% Convertible Senior Notes due 2020 (the “Notes”) at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the repurchase date (the “Purchase Price”) and on the terms and subject to the conditions set forth in an Offer to Purchase, dated February 14, 2019 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” and collectively with the Offer to Purchase, the “Offer Documents”).

The Repurchase Offer expired at 11:59 p.m., New York City time, on March 14, 2019 (the “Offer Expiration Date”). As of the Offer Expiration Date, Pandora Media, LLC had received valid tenders from holders of $151,067,000, or 99.35%, of the total outstanding principal amount of the Notes. Tendered Notes may not be withdrawn subsequent to the Offer Expiration Date. As a result, Notes tendered may no longer be withdrawn, unless required by applicable law. Pandora Media, LLC will accept for purchase all Notes validly tendered at or prior to the Offer Expiration Date and expects to pay the Purchase Price for the Notes accepted for purchase on March 18, 2019.

D.F. King & Co., Inc. is acting as the tender agent and information agent for the Repurchase Offer. Questions may be directed to D.F. King at (800) 676-7437 (toll free) or (212) 269-5550 (bankers and brokers).

This press release is neither an offer to purchase or sell or a solicitation of an offer to sell or buy the Notes or any of our other securities. The Repurchase Offer was made solely on the terms and subject to the conditions set forth in the Offer Documents and the information in this press release is qualified by reference to such Offer Documents.

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ:SIRI) is the world's largest audio entertainment company, and the premier programmer and platform for subscription- and advertising-supported audio products. With the recent addition of Pandora Media, LLC, the largest streaming music provider in the U.S., SiriusXM reaches more than 100 million people with its audio products. For more about the new SiriusXM, please go to: https://www.siriusxm.com/.

FORWARD-LOOKING STATEMENTS

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our substantial competition, which is likely to increase over time; our ability to attract or increase the number of subscribers, which is uncertain; our ability to profitably attract and retain more price-sensitive consumers; failure to protect the security of personal information about our customers; interference to our service from wireless operations; a decline in the effectiveness of our extensive marketing efforts; consumer protection laws and their enforcement;

our failure to realize benefits of acquisitions or other strategic initiatives, including the acquisition of Pandora Media, LLC; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; our dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm our business; failure of our satellites would significantly damage our business; the interruption or failure of our information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; our failure to comply with FCC requirements; modifications to our business plan; our indebtedness; damage to our studios, networks or other facilities as a result of terrorism or natural catastrophes; our principal stockholder has significant influence over our affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of our common stock; impairment of our business by third-party intellectual property rights; and changes to our dividend policies which could occur at any time. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Contact for SiriusXM:

Investors:

Hooper Stevens
212-901-6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212-901-6646
patrick.reilly@siriusxm.com